Exhibit 21.1
SUBSIDIARIES OF HUDSON PACIFIC PROPERTIES, INC.

Name	Jurisdiction of Formation / Incorporation
HCTD, LLC	Delaware
Howard Street Associates, LLC	Delaware
HPP-MAC WSP, LLC	Delaware
Hudson 1000 Olive Way, LLC	Delaware
Hudson 1003 4th Place, LLC	Delaware
Hudson 10900 Washington, LLC	Delaware
Hudson 10950 Washington, LLC	Delaware
Hudson 1099 GP, LLC	Delaware
Hudson 1099 Stewart REIT, LLC	Delaware
Hudson 1099 Stewart Street, LLC	Delaware
Hudson 1099 Stewart, L.P.	Delaware
Hudson 11601 Wilshire, LLC	Delaware
Hudson 1455 GP, LLC	Delaware
Hudson 1455 Market Street, LLC	Delaware
Hudson 1455 Market, LP	Delaware
Hudson 1740 Technology, LLC	Delaware
Hudson 275 Brannan, LLC	Delaware
Hudson 3176 Porter Drive, LLC	Delaware
Hudson 333 Twin Dolphin Plaza, LLC	Delaware
Hudson 3400 Hillview Avenue, LLC	Delaware
Hudson 3401 Exposition, LLC	Delaware
Hudson 405 Mateo, LLC	Delaware
Hudson 4th & Traction, LLC	Delaware
Hudson 555 Twin Dolphin Plaza, LLC	Delaware
Hudson 604 Arizona, LLC	Delaware
Hudson 6040 Sunset, LLC	Delaware
Hudson 625 Second, LLC	Delaware
Hudson 6922 Hollywood, LLC	Delaware
Hudson 901 Market, LLC	Delaware
Hudson Bentall GP, LLC	Delaware
Hudson Bentall Holdings, LLC	Delaware
Hudson Bentall, LP	Ontario
Hudson Bentall Tenant, LLC	Delaware
Hudson Campus Center Land, LLC	Delaware
Hudson Campus Center, LLC	Delaware
Hudson Canada Management ULC	British Columbia
Hudson Clocktower Square, LLC	Delaware
Hudson Concourse, LLC	Delaware
Hudson Del Amo Office, LLC	Delaware
Hudson Element LA, LLC	Delaware
Hudson First & King, LLC	Delaware

Exhibit 21.1

Hudson Foothill Research Center, LLC	Delaware
Hudson Gateway Place, LLC	Delaware
Hudson Media and Entertainment Management, LLC	Delaware
Hudson Merrill Place, LLC	Delaware
Hudson Met Park North, LLC	Delaware
Hudson Metro Center, LLC	Delaware
Hudson Metro Plaza, LLC	Delaware
Hudson Northview, LLC	Delaware
Hudson One Ferry GP, LLC	Delaware
Hudson One Ferry JV, L.P.	Delaware
Hudson One Ferry Operating GP, LLC	Delaware
Hudson One Ferry Operating, L.P.	Delaware
Hudson One Ferry REIT GP, LLC	Delaware
Hudson One Ferry REIT, L.P.	Delaware
Hudson One Ferry, LLC	Delaware
Hudson OP Management, LLC	Delaware
Hudson Pacific Properties, L.P.	Maryland
Hudson Pacific Services, Inc.	Maryland
Hudson Page Mill Center, LLC	Delaware
Hudson Page Mill Hill, LLC	Delaware
Hudson Palo Alto Square, LLC	Delaware
Hudson Rincon Center, LLC	Delaware
Hudson Shorebreeze, LLC	Delaware
Hudson Skyport Plaza Land, LLC	Delaware
Hudson Skyport Plaza, LLC	Delaware
Hudson Skyway Landing, LLC	Delaware
Hudson Techmart Commerce Center, LLC	Delaware
Hudson Towers at Shore Center, LLC	Delaware
Hudson WSP, LLC	Delaware
Los Angeles Stadium Partners, LLC	Delaware
Macerich Westside Pavilion Property Successor Borrower, LLC	Delaware
One Westside, LLC	Delaware
Rincon Center Commercial, LLC	Delaware
Sunset Bronson Entertainment Properties, LLC	Delaware
Sunset Bronson Services, LLC	Delaware
Sunset Gower Entertainment Properties, LLC	Delaware
Sunset Gower Services, LLC	Delaware
Sunset Las Palmas Entertainment Properties, LLC	Delaware
Sunset Las Palmas Services, LLC	Delaware
Sunset Studios Holdings, LLC	Delaware